Exhibit 10.3

CONSULTING AGREEMENT
BETWEEN
XALTED INFORMATION SYSTEMS PVT. LTD.
AND
AJAY. M. BATHEJA

THIS Consulting Agreement (the “Agreement”) is entered into by and between Ajay Batheja , an individual (the “Consultant”), residing at 71, Sunflower, Cuffe Parade, Mumbai – 400 005, India and Xalted Information Systems Pvt. Ltd., ., a Company incorporated under the Companies Act, 1956 (the "Company"), having its Registered Office at at 1106/9, A.M.Industrial Estate, Garvebhavi Palya, 7th Mile, Hosur Road, Bangalore 560 068, India to be effective on October 1, 2005 (the “Effective Date”), for Management Control and operation services relating to the Company (the “Consulting Services”) on the terms and conditions set forth herein. The Consultant and the Company are hereinafter sometimes referred to collectively as the “Parties” and individually as a “Party.”

WHEREAS, the Company desires to engage the Consultant to provide the Consulting Services, as defined in subsection 2 below, under the terms and conditions of this Agreement, and

WHEREAS, the Consultant is willing to provide the Consulting Services, as defined in subsection 2 below, to the Company under the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties hereby agree as follows:

1.           Term of Agreement.

This Agreement will become effective on the Effective Date and will continue in effect (the “Initial Term”) of 5 (Five Years) unless earlier terminated as provided in Section 10. This Agreement will automatically be renewed for additional 5 (Five Years) term (collectively “Subsequent Terms” and individually a “Subsequent Term”) unless terminated in accordance with Section 10.

2          . Services To Be Performed by Consultant:

2.1           The Consulting Services and the Manner of Performance. Management control and operations services relating to the Company. The Consultant warrants and represents that he is highly qualified and experienced in the performance of the Consulting Services expected to be performed by him. The Consultant agrees to perform the Consulting Services (i) in a professional and workmanlike manner, (ii) in a professional manner the most appropriate to achieve the desired result consistent with the corporate objectives of the Company and (iii) at such times and at such places as the Consultant will determine, consistent with the Consultant’s commitments hereunder. The services described herein shall be referred to as the “Consulting Services.”

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2.2           Conduct. If the Consultant performs any Consulting Services on the Company’s premises, they will be subject to the rules, restrictions, and directives concerning security, conduct and access, which the Company may from time to time adopt and communicate. Any documents, tools, equipment, or other materials supplied to the Consultant by the Company are for use in performing the Consulting Services for the Company only and must be promptly returned upon completion of the assignment or earlier termination in the same condition supplied subject to reasonable wear and tear. The Parties acknowledge and agree that the Consultant is an independent consultant and shall not perform work for other conflicting third parties due to non-disclosure and proprietary information disclosed by the Company.

3.           Fee.

3.1           The Company agrees to pay the Consultant Rs. 25,000/- per month (Rupees Twenty Five Thousand Only) (the “Fees”) for the Consulting Services. The Company shall pay the Fee on or about the tenth day of each following month by check or direct deposit at the Consultant’s option in a designated bank account.

4.           Consultant's Tax and Insurance Obligations.

The Consultant will be solely responsible for and will make proper and timely payment of any income or other taxes, including the Consultant’s estimated state and federal income taxes and self-employment tax. The Company shall deduct the Tax at Source as applicable on the Fees under the Indian Income Tax Act and shall issue the Certificate for Deduction of Tax at Source to the Consultant, as per the Indian Income Tax Act and the Rules framed thereunder. The Consultant acknowledges that it is solely responsible for securing and maintaining general liability insurance in customary and adequate amounts, and workers' compensation insurance, disability insurance, and unemployment insurance for the Consultant and the Consultant's employees. The Consultant acknowledges that Company may require the Consultant to provide the Company with proof of the Consultant's coverage. The Consultant hereby agrees to indemnify the Company against any claims, liabilities or expenses the Company incurs as a result of the Consultant's breach of its obligations under this Section 4.

5.           Independent Consultant Relationship.

The Consultant acknowledges and understands that he is an independent consultant and is responsible for paying all taxes, employee benefit payments, health, life, disability or other insurance premiums and other similar charges for the Consultant and for all persons engaged by the Consultant to perform the Services. The Consultant agrees to indemnify and hold the Company harmless from any claims asserting such responsibility against the Company. The Consultant understands, acknowledges and agrees that the Consultant is not an employee or agent of the Company, and no relationship of employment, agency, joint venture or partnership is formed by this Agreement or the performance of the Consulting Services.

6.           Assignment, Delegation.

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The Parties agree that the delegation or assignment by the Consultant of any or all of its duties, obligations, or rights hereunder, without the prior written consent of the Company, is void. Unless otherwise specified in the Work Statement, the Consultant may not use subcontractors to perform any tasks hereunder, without the Company's prior written consent. If individual personnel of the Consultant are identified on any Work Statement, the Consulting Services to be performed by such persons may not be delegated to others without the Company's prior written consent. The Company may not assign or transfer its obligations hereunder to any third party without the prior written consent of the Consultant but it may assign or transfer its obligations hereunder to a subsidiary, affiliate, parent, or successor corporation.

7.           Confidentiality of Proprietary Information.

The Consultant acknowledges that the information and documents with which he has access to as a result of this Agreement, is the confidential information of the Company. The Consultant agrees not to disclose any of the information, which he has access to as result of this Agreement, to any third party without the prior consent of the Company.

9.           Termination.

9.1           For Cause. The Company may, without any liability to the Consultant, terminate this Agreement upon written 30 calendar days notice to the Consultant on the occurrence of any of the following events:

9.1.1           Breach by Consultant of any of the terms of this Agreement; or

9.1.2          Any good faith belief of the Company of the inability of the Consultant to perform its duties hereunder, including, without limitation, financial instability or inability of the Consultant to pay his bills.

9.2           For Convenience. The Company may terminate this Agreement, with or without cause, by giving 60 calendar days prior written notice to the Consultant. In the event of such termination, the Company shall pay to the Consultant the amount due for the Consulting Services rendered prior to such agreed-upon termination. In addition, in the event of such termination, the Company shall pay to the Consultant the Consultancy Fees for One Year as per the last drawn Consultancy Fees.

9.3 Mutual Consent. The Parties may at any time mutually agree to terminate this Agreement by giving 30 calendar days notice on either side or payment in lieu thereof.

9.4 Obligations on Termination. Upon termination, the Consultant shall promptly deliver to the Company all copies of any tools, documents, software, specifications and materials of any sort, which were given to the Consultant by the Company. The Company may withhold final payment until the Company receives all such materials. If the Consultant breaches this Agreement, the Company will be entitled, in addition to any other remedies at law, to recover the reasonable cost of completing the Consulting Services, to the extent such cost exceeds the amount to be paid to Consultant for performance of such incomplete Services under this Agreement.

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10.           Survival.

The terms and conditions contained in this Agreement that by their sense and context are intended to survive the performance hereof by either or both Parties hereunder shall so survive the completion of performance, cancellation or termination of this Agreement..

11.           Modifications.

No modification of this Agreement will be valid unless made in writing and signed by all Parties hereto.

12.           Integrated Agreement.

This Agreement supersedes and cancels any and all previous agreements of whatever nature between the Company and the Consultant with respect to the matters covered herein. This Agreement constitutes the full, complete and exclusive agreement between the Consultant and the Company with respect to the subject matters herein.

13.           Governing Law.

This Agreement will be governed by and construed in accordance with the laws of the India, as applied to contracts entered into and performed wholly within India. The Parties agree that any dispute arising out of this Agreement will be resolved by the courts located in the City of Mumbai in India. The Parties consent to the exclusive jurisdiction of and venue in such courts.

14.           Notice.

All notices under this Agreement shall be in writing and in English, and shall be deemed given when personally delivered, or three days after being sent by prepaid certified or registered mail to the address of the Party to be noticed as set forth herein or such other address as such party last provided to the other by written notice.

15.           Facsimile and Counterparts.

The Agreement may be signed by facsimile and may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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16.           Dispute Resolution

With respect to any controversy or claim arising out of, or in any way related to this Agreement, the Parties agree in good faith to attempt to resolve such dispute before entering into any formal legal proceeding by providing written notice and entering into good faith discussions and negotiation with its respective management. If the issue or dispute has not been resolved within ten (10) days of the date of written notice thereof to the other Party of the issue or dispute, (or longer period as may be agreed to between the parties), then the issue shall be resolved by mediation in accordance with the Arbitration and Conciliation Act, 1996 of India. The Parties will agree on a mediator who has experience in the relevant industry. If the matter has not been resolved by mediation within twenty (20) days of the initiation of the mediation, the controversy shall be settled by binding arbitration in accordance with the Arbitration and Conciliation Act, 1996 of India. The Parties will each select an arbitrator, and the arbitrators shall select the third arbitrator. The arbitration proceeding shall take place in Mumbai, India. The arbitration award shall be binding and valid upon the Parties and the judgment thereon may be entered and enforced as the final judgment in any court of competent jurisdiction.

17.           No Waiver or Modification

No waiver or modification of this Agreement or any part thereof will be valid unless in writing and duly executed by the Party to be charged. The waiver by the Company of a breach of any provision of this Agreement by the Consultant shall not operate or be construed as a waiver of any other or subsequent breach by the Consultant.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

THE COMPANY	THE CONSULTANT

Signature:	Signature:
Name: Pratap. S. Kondamoori	Name: Ajay. M. Batheja
Title: Chairman

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ADDENDUM TO CONSULTING AGREEMENT BETWEEN XALTED INFORMATION SYSTEMS PRIVATE LTD AND AJAY. M. BATHEJA.

Effective August 1, 2006, Clause No. 3 shall stand revised as under:

3.           Fee:

3.1         The Company agrees to pay the Consultant Rs. 1,50,000/- per month (Rupees One Lac & Fifty Thousand Only ) (the “Fees”) for the Consulting Services. The Company shall pay the Fee on or about the tenth day of each following month by check or direct deposit at the Consultant’s option in a designated bank account.

THE COMPANY	THE CONSULTANT

Signature:	Signature:
Name: Pratap. S. Kondamoori	Name: Ajay. M. Batheja
Chairman

Date:	Date:

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